Exhibit 23.1

[Letterhead of Massella & Associates, CPA, PLLC]



May 5, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:         Bevsystems International, Inc.  - Form S-8

Dear Sir/Madam:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 8, 2003 in the Company's Form 10-KSB/A for the year ended March 29, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/ Massella & Associates, CPA, PLLC

Massella & Associates, CPA, PLLC